Exhibit 99.1

FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals to Establish New Headquarters in Downtown Boston

— New location designed to provide efficient and collaborative workspace and significant long-term cost savings —

CAMBRIDGE, Mass., June 13, 2019 — Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD), a GI-focused healthcare company, today announced that the company plans to relocate its headquarters to a new office in downtown Boston from its current location in Cambridge, Massachusetts. Ironwood’s new headquarters will occupy approximately 39,000 square feet at 100 Summer Street. Ironwood anticipates the move to be completed in the fourth quarter of 2019, and expects to save more than $25 million in cash payments to its landlord over the following five years.

“2019 has been a transformative year for Ironwood and this move is the next step in our evolution as we celebrate our new beginning as a streamlined, GI-focused company,” said Mark Mallon, chief executive officer of Ironwood. “We look forward to writing the next chapter in our trajectory as part of Boston’s vibrant business community, which is home to a growing number of innovative biotechnology and pharmaceutical companies. We believe our new space will provide an inspiring work environment for employees, helping to foster a strong culture of innovation and collaboration as we seek to deliver on our mission to develop and commercialize medicines that make a difference for people living with GI diseases.”

The new Boston headquarters is sized to fit the current employee base following completion of the separation of Cyclerion Therapeutics, Inc. on April 1, 2019. The new location is more convenient and centrally located, with easy access to Interstate 93, the Massachusetts Turnpike, Logan International Airport and South Station. Ironwood has signed a multi-year lease into 2030 for the new location. Ironwood currently occupies approximately 108,000 square feet of office space located at 301 Binney Street in Cambridge, Massachusetts.

Additional details can be found in Ironwood’s Form 8-K filed today with the Securities and Exchange Commission.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (Nasdaq: IRWD) is a GI-focused healthcare company dedicated to creating medicines that make a difference for patients living with GI diseases. We discovered, developed and are commercializing linaclotide, the U.S. branded prescription market leader for adults with irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC). We are currently advancing a Phase IIIb trial evaluating the efficacy and safety of linaclotide on multiple abdominal symptoms, including bloating, pain, and discomfort, in adult patients with IBS-C.

We are also advancing two late-stage, first-in-category GI product candidates: IW-3718 is a gastric retentive formulation of a bile acid sequestrant being developed for the potential treatment of persistent gastroesophageal reflux disease, and MD-7246 is a delayed-release formulation of linaclotide that is being evaluated as an oral, intestinal, non-opioid, pain-relieving agent for patients suffering from abdominal pain associated with IBS with diarrhea.

Ironwood was founded in 1998 and is headquartered in Cambridge, Mass. For more information, please visit our newly launched website at www.ironwoodpharma.com or www.twitter.com/ironwoodpharma; information that may be important to investors will be routinely posted in both these locations.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about the company’s plans to relocate from its Cambridge headquarters to a new Boston headquarters, the timing of the planned relocation, the potential of the new workspace to foster efficiency, collaboration, and innovation, the fit of the new Boston headquarters for the company’s current employee base, and the anticipated cost savings associated with the relocation and the amount and timing thereof.  Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those in Ironwood’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and in our subsequent SEC filings. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements.

Media and Investors:

Meredith Kaya, 617-374-5082

Vice President, Investor Relations and Corporate Communications
mkaya@ironwoodpharma.com